                                                                    EXHIBIT 10.9


                         FIRST AMENDMENT TO TWENTY-YEAR
                               NET LEASE AGREEMENT

         THIS FIRST AMENDMENT TO TWENTY-YEAR NET LEASE AGREEMENT is made and entered into as of the 15 day of July, 1984, by and between WINCO LTD., a Georgia limited partnership having Walter M. Boomershine, Jr. and Mrs. WINIFRED
F. BOOMERSHINE as its only general partners (hereafter called "Lessor") and BOOMERSHINE PONTIAC, INC., a corporation organized and existing under the laws of the State of Georgia (hereinafter called "Lessee);

                                WITNESSETH THAT:

         WHEREAS, Lessee and Lessor have previously entered into that certain Twenty-Year Net Lease Agreement made as of September 16, 1978, and executed October 4, 1978 (the aforesaid instrument being hereinafter called the "Lease Agreement"); and

         WHEREAS, Lessor and Lessee desire to amend the Lease Agreement;

         NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby covenant and agree as follows:

                                       1.

         Section 2.1 of the Lease Agreement is amended so as to provide that the Demised Term shall end December 31, 1999.

                                       2.

         The Lease Agreement is amended so as to add Section 2.3 as follows:

                  "Section 2.3. Lessor has the right, from and after September 30, 1994 and upon sixty (60) days' prior written notice to Lessee, to terminate the Lease Agreement upon the satisfaction and cancellation of that certain Deed to Secure Debt and Security Agreement dated October 4, 1978, and recorded in Deed Book 1933, Page 793, Cobb County,

         Georgia records. In the event Lessor terminates the Lease Agreement prior to December 31, 1999, Lessee shall receive credit for the portion of the December, 1999 monthly rental installment paid as provided in
         Section 3.1."

                                       3.

         The Lease Agreement is amended so as to delete Section 3.1 and insert in lieu thereof the following:

                  "Section 3.1. Lessee covenants and agrees to pay to Lessor during the Demised Term the amounts indicated below for the designated portions of the Demised Term as rent for the Demised Term which sums shall be due and payable in the indicated monthly installments, each such installment to be due and payable promptly in advance on the first day of each month commencing July 1, 1984, and continuing on the first day of each subsequent month throughout the remainder of the Demised Term except that Lessee has paid Lessor $15,125.00 of the December, 1999, installment, on or before the execution hereof:


  Portion of Demised                                              Annual                     Monthly Rental
        Term                                                       Rent                        Installment
  ------------------                                              ------                     --------------
  September 16, 1978 through                                   Not Applicable                $5,750.00
  September 30, 1978                                                                         ($11,500 monthly
                                                                                             rental installment
                                                                                             prorated as set
                                                                                             forth in Section
                                                                                             3.2)

  October 1, 1978 through                                      $138,000.00                   $11,500.00
  September 30, 1979
  October 1, 1979. through                                     $150,000.00                   $12,500.00
  September 30, 1983
  October 1, 1983 through                                      $165,000.00                   $13,750.00
  June 30, 1984
  July 1, 1984 through                                         $239,400.00                   $19,950.00
  September 30, 1985
  October 1, 1985 through                                      $243,000.00                   $20,250.00
  September 30, 1987
  October 1, 1987 through                                      $246,600.00                   $20, 550.00
  September 30, 1988
  October 1, 1988 through                                      $263,100.00                   $21,925.00
  September 30, 1989
  October 1, 1989 through                                      $271,500.00                   $22,625.00"
  December 31, 1999


                                       4.

         Section 14.4 of the Lease Agreement is amended so as to add the following:

                  "Notwithstanding the foregoing, Lessor does covenant and agree to cause the Deed to Secure Debt and Security Agreement dated October 4, 1978, recorded in Deed Book 1933, Page 793, Cobb County, Georgia records to be amended so as to secure the indebtedness evidenced by the note and all renewals and modifications thereto in the original amount of $300,00.00 from Lessee to The Citizens and Southern National Bank, the note to bear interest at the rate Or 12.80% with monthly payments amortized over 15 years with a 10 year call. Lessor acknowledges that the foregoing agreement to encumber the underlying fee interest in the Demised Premises is part of the business of Lessor authorized under its limited partnership agreement."

                  Except as amended and modified hereby the Lease Agreement shall otherwise remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and affixed their seals as of the 13 day of July, 1984.


                                    LESSOR:

                                    WINCO LTD.,
                                    a Georgia limited partnership

  As to Lessor,                     /s/ Walter M. Boomershine Jr.   (SEAL)
  signed, sealed and                --------------------------------
  delivered in the                  WALTER M. BOOMERSHINE, JR.
  presence of:


  /s/
  ---------------------
  Unofficial Witness                /S/ Mrs Winifred F. Boomershine (SEAL)
                                    --------------------------------
  Notary Public Georgia             MRS. WINIFRED F. BOOMERSHINE
  State at Large                    Being the only general partners
  My Commission Expires             of Winco Ltd.

  /s/
  ---------------------
  Notary Public

                                    LESSEE:
                                    ------

                                    BOOMERSHINE PONTIAC, INC.,
                                    a Georgia corporation

As to Lessee,
signed, sealed and                  By: /s/ Charles V. Mancey
delivered in the                       -----------------------------------
presence of:
                                       Title:  SEC Treasurer
                                             -----------------------------

                                    Attest: /s/ David Pallard
                                           -------------------------------

                                       Title: OFFICE MGR.
/s/ Robert Andrew Williams                   ----------------------------
--------------------------
Unofficial Witness

/s/
---------------------------
Notary Public
Notary Public, Georgia State at Large
My Commission Expires Apr 1, 1998

                                                      [CORPORATE SEAL]

                                TWENTY-YEAR NET
                                LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease") made as of the 16th day of September, 1978 and executed this 4 day of October, 1978, by and between WINCO LTD., a Georgia limited partnership having Walter M. Boomershine, Jr. and Mrs. Winifred
F. Boomershine as its only general partners (hereinafter called "Lessor"), and BOOMERSHINE PONTIAC, INC., a corporation organized and existing under the laws of the State of Georgia (hereinafter called "Lessee");

                              W I T N E S S E T H:

         THAT for and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, Lessor and Lessee covenant and agree as follows:

                                    ARTICLE 1

                                    Premises

         Section 1.1. Lessor hereby agrees to lease and does hereby lease and demise unto Lessee the real property described in Exhibit "A" attached hereto and by this reference made a part hereof, together with all improvements thereon, less and except those items set forth on Exhibit "B" attached hereto and by this reference made a part hereof, and together with all and singular the tenements, hereditaments, appurtenances, and privileges "hereunto belonging or in any way appertaining thereto, the aforesaid real property and improvements being hereinafter called "Demised Premises";

         TO HAVE AND TO HOLD, subject to the terms and conditions hereinafter set forth, for the Demised Term (as hereinafter defined) unless sooner terminated as provided herein.

         Section 1.2. No easements are retained by Lessor, all of the right, title, interest and attachments of the Lessor in and to the Demised Premises being leased hereby by Lessee. No personal property is included in this Lease.

                                    ARTICLE 2

                                      Term

         Section 2.1. The demised term of this Lease shall be a period of twenty
(20) calendar years and fifteen (15) days (hereinafter called "Demised Term"), and shall commence on September 16, 1978, and terminate at midnight on September 30, 1998, unless sooner terminated as herein provided.

         Section 2.2. The Demised Term shall not be renewed or extended, by operation of law or otherwise, without the prior written agreement of Lessor and Lessee.

                                    ARTICLE 3

                                      Rent

         Section 3.1. Lessee covenants and agrees to pay to Lessor during the Demised Term the amounts indicated below for the designated portions of the Demised Term as rent for the Demised Term which sums shall be due and payable in the indicated monthly installments, each such installment to be due and payable promptly in advance on the first day of each month commencing November 1, 1978 and continuing on the first day of each subsequent month throughout the remainder of the Demised Term, except that Lessee shall pay Lessor the monthly rental installments for September, 1978, October, 1978 and September, 1998 on or before the execution thereof:


  Portion of Demised                                  Annual                       Monthly Rental
         Term                                          Rent                          Installment
  ------------------                                  ------                       --------------
  September 16, 1978 through                          Not applicable               $ 5750.00
  September 30, 1978                                                               ($11,500 monthly
                                                                                   rental installment
                                                                                   prorated as set
                                                                                   forth in Section 3.2)

  October 1, 1978 through                             $138,000.00                  $11,500.00
  September 30, 1919
  October 1, 1979 through                             $150,000.00                  $12,500.00
  September 30, 1983
  October 1, 1983 through                             $165,000.00                  $13,750.00
  September 30, 1988
  October 1, 1988 through                             $181,500.00                  $15,125.00
  September 30,1998

         Section 3 2. Lessee shall pay all rental and other sums, if any, payable by Lessee to Lessor at the principal place of business of Lessor or at such other place as Lessor shall request in writing delivered to Lessee. Rent for a partial month during the Demised Term, if any, shall be prorated on a daily basis.

                                    ARTICLE 4

                        Repairs and Maintenance by Lessee

         Section 4.1. Lessee accepts the Demised Premises in the present condition as suitable for all purposes of this Lease, and Lessee, at its sole cost, risk, expense and liability, covenants and agrees to keep and maintain in good repair the Demised Premises and any improvements now or hereafter located thereon, in present condition and in compliance with all applicable governmental directions, codes, ordinances and regulations. Lessee covenants and agrees to return the Demised Premises to Lessor at the termination of Demised Term in same condition as exists at the commencement of Demised Term, reasonable wear and tear excepted, subject to the provisions of Article 15 hereof. Lessor shall not be obligated to make any repairs or replacements or maintain the Demised Premises or the improvements thereon during the Demised Term.

                                    ARTICLE 5

                       Changes and Alterations by Lessee

         Section 5.1. Lessee may, at any time, and from time to time, effect any reasonable alterations, changes and modifications in or upon the Demised Premises as Lessee may desire, including, without limitation, major structural changes, the construction of additional buildings and expansion of existing buildings or additional buildings, all at Lessee's sole cost, risk, expense and liability. Lessor's approval shall not be required for any alterations or changes made by Lessee; provided, however, in the event the changes or alterations involve major structural changes or additional structures, Lessee shall submit to Lessor, for approval in advance of the commencement of construction, copies of the architect's plans and specifications therefor; Lessor may disapprove such plans and specifications but only if the disapproval is based upon structural considerations in accordance with sound architectural or engineering practices, as opposed to considerations such as value, cost, design, use or aesthetics; or upon substantial reduction in the area available for vehicular parking on Demised Premises; provided, however, in the event of any assignment or sublease in accordance with Article 9 hereof, Lessor shall have the unrestricted right of approval for any changes or alterations involving major structural changes or additional structures, if any, proposed by an assignee or a sublessee. Failure of Lessor to disapprove the plans and specifications within twenty (20) business days of submission by Lessee to Lessor shall be deemed to constitute approval thereof. Notice of disapproval thereof by Lessor shall be accompanied by a statement specifying the basis for disapproval, and Lessee shall not be authorized to commence construction until the plans and specifications are modified to the reasonable satisfaction of Lessor.

                                    ARTICLE 6

                     Removal of Trade Fixtures, Appliances,

                        Other Equipment and Improvements

         Section 6.1. All trade fixtures, inventory, appliances and other equipment and personal property existing, placed or installed in or on Demised Premises prior to or during the Demised Term by Lessee, including, without limitation, those items enumerated on Exhibit "B" attached hereto, shall remain the property of Lessee, and may be removed by Lessee at any time during the Demised Term, or within thirty (30) calendar days subsequent to the expiration of Demised Term.

                                   ARTICLE 7

                    Inspection of Demised Premises by Lessor

         Section 7.1. Lessor or Lessor's representative shall have the right at all reasonable times during the Demised Term, upon reasonable notice to Lessee, to enter upon any part of the Demised Premises for the purpose of determining whether the conditions and covenants contained in this Lease are being kept and performed. The entry shall be conducted during reasonable business hours and Lessor or Lessor's representative shall conduct the entry with Lessee or Lessee's representative.

                                    ARTICLE 8

                                    Utilities

         Section 8.1. Lessee shall pay costs of all utilities furnished to the Demised Premises including; but not limited to, water, gas and electricity, during the Demised Term.

                                    ARTICLE 9

                        Assignment and Sublease by Lessee

         Section 9.1. Lessee may, without the requirement of any notice to or approval by Lessor or any mortgagee of Lessor, sublet, assign or encumber this Lease in whole or in part to any person or persons, natural or corporate whomsoever. In such event, Lessee shall remain primarily liable for the keeping and performance of all of its covenants hereunder including, but not limited to, the prompt and due payment of rent and additional rent. In the event of any assignment or sublease, Lessor agrees to deliver to the assignee or sublessee a nondisturbance agreement acknowledging Lessee's continuing primary liability and the assignee or sublessee's rights and agreeing that this Lease shall remain in full force and effect as long as all of Lessee's covenants and obligations hereunder are performed. In the event of any assignment or sublease,

Lessor, as to any changes and alterations permitted under Article 5 and undertaken by any assignee or sublessee, shall have the right to require the assignee or sublessee at its expense to obtain in its favor and in favor of Lessor payment and performance bonds in a form and an amount reasonably satisfactory to Lessor and issued by a surety company qualified to do business in Georgia and reasonably acceptable to Lessor,

                                   ARTICLE 10

                                 Additional Dent

         Section 10.1. In addition to all rent as herein provided, Lessee shall pay on or before the dates the same shall become due and payable, and as additional rent, all taxes, charges, costs and expenses, or substitutions in lieu thereof, which Lessee assumes or agrees to pay under this Lease, together with all interest and penalties that may accrue thereon, land all other damages, costs and expenses which Lessor may suffer or incur by reason of Lessee's failure to promptly make agreed payments and any and all other sums which may become due by reason of any default of Lessee or failure on Lessee's part to comply with the agreements, terms, covenants and conditions of this Lease on Lessee's part to be performed. In the event of nonpayment, Lessor shall have the rights and remedies herein provided for in the case of nonpayment of rent or a breach of condition.

         Section 10.2. The occurrence of any one or more of the following events shall constitute an event of default:

                  (a) If Lessee shall totally desert or completely abandon the Demised Premises and such desertion or abandonment shall continue for a period of fifteen calendar (15) days after written notice by Lessor; or

                  (b) If Lessee shall default in making payment to Lessor of any monthly rent, additional rent, or of any money advanced by Lessor and collectible as additional rent, as and when the same shall become due and payable and such default in payment shall continue for a period of twenty calendar (20) days after written notice by Lessor; or

                  (c) If Lessee shall fail to pay, bond or otherwise discharge any tax, assessment, water rent, rate or charge, sewer rent or other governmental imposition, or any other charge or lien against the Demised Premises which Lessee is required to pay, at least ten calendar (10) days prior to the expiration of any grace period allowed by law or by the governmental authority imposing the same and such default shall continue for a period of ten
(10) calendar days after written notice by Lessor or before the issuance of execution on final judgment following contest by Lessee as provided in Section 11.3; or

                  (d) If Lessee shall default in complying with any other agreement, term, covenant or condition of this Lease and such default in compliance shall continue for a period of thirty (30) calendar days after written notice by Lessor specifying the claimed default, and Lessee shall not, in good faith, have commenced, within the thirty day period, to remedy the default and diligently and continuously proceed therewith; or

                  (e) If Lessee shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due; or

                  (f) If a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not have been discharged or denied within one hundred twenty (120) calendar days after the filing thereof; or

                  (g) If a receiver, trustee, or liquidator of Lessee of all or substantially all of the assets of Lessee or of Lessee's estate or interest in the Demised Premises shall be appointed in any proceeding brought against Lessee and shall not have been discharged within one hundred twenty (120) calendar days after such appointment or if at any time prior to the discharge of this Lease, Lessee shall consent to or acquiesce in such appointment: or

                  (h) If the estate or interest of Lessee in the Demised Premises or a part thereof shall be levied upon or attached in any proceeding and such process shall not have been vacated or discharged or security therefor posted within sixty (60) calendar days after written notice of such levy or attachment, unless Lessee shall be contesting such levy or attachment in good faith and such contesting by Lessee operates to suspend the enforcement of such levy or attachment against the estate or interest of Lessee in the Demised Premises.

         Section 10.3. If Lessee defaults in the performance of any covenants or obligations of the Lease to be performed by Lessee, Lessor may, after expiration of the applicable notice period set forth in Article 10, or, if in Lessor's reasonable opinion an emergency exists which could adversely affect Lessor's interest in the Demised Premises, perform the same without notice for the account and at the expense of Lessee. If Lessor incurs any expense, including reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding by reason of any default by Lessee, Lessee shall reimburse Lessor the amount of such expense. Should Lessee, pursuant to this Lease, become obligated to reimburse or otherwise pay Lessor one or more sums of money in addition to the rent and additional rent, the amount thereof shall be deemed additional rent and may, at the option of the Lessor, be added to any subsequent installment of rent due and payable, in which event Lessor shall have the same remedies for default provided for non-payment of rent. The provisions of this Section 10.3 shall survive expiration of the Demised Term.

         Section 10.4. Upon the occurrence of any events of default as set forth in Article 10 and the expiration of the applicable grace or notice periods, and in the absence of cure or institution of cure of the alleged default as provided herein, then Lessor may serve a written five (5) calendar day notice of cancellation and termination of this Lease, and if upon the expiration of said five (5) days such default has not been remedied, this Lease and the Demised Term shall end and expire as fully and completely as if the date of expiration of such five (5) day period were the day herein fixed for the end and expiration of the Demised Term. The Lessee shall then quit and surrender the Demised Premises to Lessor as soon as practicable and Lessor may enter into or repossess the Demised Premises either by force, summary proceedings or otherwise.

         Section 10.5. In the event this Lease is terminated pursuant to Section
10.4 hereof, all of the right, title and estate and interest of the Lessee in and to the Demised Premises, any improvements thereon made by Lessee, less and except those items set forth in Exhibit "B" attached hereto which shall belong to Lessee, and in and to all rents, issues and profits thereof, whether then accrued or to accrue, and in and to all insurance policies, shall automatically pass to, vest in and belong to the Lessor, without further action on the part of either party and without cost or charge to Lessor, free of any claim thereto by Lessee.

         Section 10.6. No receipt of money by Lessor from Lessee after the termination hereof shall reinstate, continue or extend the term, or affect any notice theretofore given by Lessor, or operate as a waiver of the right of Lessor to enforce the payment of any rent and additional rent then due or thereafter falling due, or operate as a waiver of the right of Lessor to recover possession of the Demised Premises by proper suit, action, proceeding or other remedy. After the service of notice of termination by Lessor as herein provided and the expiration of the time therein specified, or after a final order or judgment for possession of the Demised Premises, Lessor may demand, receive and collect any money due, or thereafter falling due, without in any manner affecting such notice, suit, action, proceeding, order or Judgment, and any and all such money so collected shall be deemed to be payment on account of the use and occupation of the Demised Premises or, at the election of Lessor, on account of Lessee's liability hereunder.

         Section 10.7. In case of any such termination, re-entry or dispossession by summary proceedings or otherwise, the annual rent and additional rent and all other charges required to be paid by Lessee hereunder shall thereupon become due and payable up to the time of such termination, re-entry or dispossession, and Lessee shall also pay to Lessor all expenses, brokerage commissions and all other costs reasonably paid or incurred by Lessor for restoring the Demised Premises to good order and condition.

         Section 10.8. Lessor shall use its best efforts to relet the Demised Premises, in whole or in part, for a term or terms which, at Lessor's option may be the remainder of the then current term of this Lease, or for any longer or shorter period. Unless the statute or rule of law which governs the proceeding in which damages are to be proved limits the amount of damages capable of being so proved and allowed, in which case Lessor shall be entitled to an amount equal to, the maximum allowed by any such statute or rule of law, Lessor shall be entitled to recovery of and from Lessee, damages, payable in monthly installments, in advance on the first day of each calendar month following such termination or re-entry, and continuing until the date originally fixed herein for the expiration of the then current term of this Lease, in an amount equal to the excess, if any, of the sum of the aggregate expenses paid by Lessor during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by Lessee, plus an amount equal to the amount of the installment of annual rent which would have been payable by Lessee hereunder in respect of such calendar month, had this Lease and the Demised Term not been so

                                   ARTICLE 11

                             Taxes and Other Charges

         Section 11.1 Lessee shall, without notice or demand, as additional rent, pay and discharge, on or before the last day on which the same may be paid without penalty, all taxes, assessments, assessments levied by reason of restrictive covenants affecting the Demised Premises, rates and charges, sanitary assessments, and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof together with all interest and penalties thereon, which shall or may during the Demised Term be levied, assessed or imposed on or become a lien upon or become due or payable out of or for or by reason of the use or occupancy of the Demised Premises or any part thereof, the Lessee's or the Lessor's interest in the Demised Premises and the improvements located thereon, or any buildings, appurtenances, or equipment now or hereafter erected or placed thereon or therein or any part thereof, or the sidewalks or streets in front of or adjoining the Demised Premises. All taxes levied, assessed or imposed in lieu of or in addition to the foregoing shall be paid by Lessee together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of the federal, state, county and city or local governments and of all other governmental authorities whatsoever. Lessee shall pay all taxes and assessments which shall prior to or during the Demised Term or any renewal term be levied, assessed or imposed on or become a lien upon the personal property of Lessee located upon the Demised Premises. Lessee shall be deemed to have complied with for such purpose, Lessee agrees promptly to furnish Lessor with copies of all correspondence, notices, pleadings and other writings in connection therewith.

         Section 11.4. It is expressly agreed, however, that the Lessee shall not be required to pay, discharge or remove any tax, assessment, tax lien or other imposition or charge upon or against the Demised Premises, or any part thereof, or the improvements at any time situated thereon, so long as the Lessee shall in good faith contest the amount or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the tax, assessment, tax lien, forfeiture or imposition so contested, or the sale of Demised Premises or any part thereof, to satisfy the same, and that pending any such legal proceedings Lessor shall not have the right to pay, remove or discharge the tax, assessment, tax lien, forfeiture, or imposition thereby contested.

         Section 11.5. Nothing herein contained shall be construed to require Lessee to pay any inheritance, estate, succession, transfer, gift, franchise, income, profit or excess profit, capital stock, capital levy, corporate or unincorporated business tax or other similar tax, that is or may be imposed upon Lessor, its successors or assigns, or upon the rent payable by lessee.

                                   ARTICLE 12

                                    Insurance

         Section 12. Throughout the Demised Term Lessee, at its own cost and expense, and as additional rent, shall, through an insurance company or insurance companies qualified to transact business tax or other similar tax, that is or may be imposed upon Lessor, its successors or assigns, or upon the rent payable by Lessee.

                                   ARTICLE 12

                                    Insurance

         Section 12.1. Throughout the Demised Term Lessee, at its own cost and expense, and as additional rent, shall, through an insurance company or insurance companies qualified to transact business and authorized to write insurance on risks in the State of Georgia:

                  (a) Keep the improvements on the Demised Premises insured (in an amount representing at all times the full insurable value of the improvements, but in no event shall the amount of insurance at any time be less than 80% of the fair market value of the improvements existing from time to time) in the name of Lessor and in the name or names of any and all of Lessor's mortgagees against loss or damage by fire with extended coverage; and

                  (b) Keep in force a comprehensive general liability insurance policy, such, liability policy to be in the amount of not less than $500,000.00 with respect to injury or death of any one person, $1,000,000.00 with respect to any one accident and $100,000.00 with respect to damage of property.

         Section 12.2. All insurance provided by Lessee as required by this
Article 12 shall be carried in favor of Lessor, permitted mortgagees and Lessee as their respective interests may appear. All policies shall provide that loss, if any, payable thereunder shall be payable to Lessor and Lessee as their respective interests may appear.

         Section 12.3. Lessee agrees to deliver to Lessor on date of commencement of Demised Term true and exact copies of the policies or certificates of insurance required hereunder to be in the name of Lessor and certificates of other policies required hereunder. At least twenty (20) business days prior to the expiration of each such policy, Lessee shall deliver to Lessor evidence that the policy has been renewed or replaced, and as soon as practicable thereafter, the new original policy or certificate for renewal or replacement insurance.

         Section 12.4. Lessee shall not violate or knowingly permit to be violated any of the conditions or provisions of any such policy.

         Section 12.5. Lessee and Lessor shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss, and Lessee and Lessor shall execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance monies. Lessee shall pay all fees and expenses reasonably incurred in the collection and recovery of any such insurance monies.

         Section 12.6. Each such policy (including renewal insurance) or certificates therefor issued by the insurer shall contain an agreement by the insurer that such policy shall not be cancelled without at least thirty calendar
(30) days prior written notice to Lessor, and in no event shall such policies be cancelled by Lessee without Lessor's prior written consent; provided, however, that nothing herein contained shall prevent Lessee from changing insurance carriers.

         Section 12.7. Any insurance provided for in this Article 12 may be effected by a policy or policies of blanket insurance; provided, however, that the amount of the total insurance allocated to the Demised Premises shall be such as to furnish in protection the equivalent of separate policies in the amounts herein required, and provided further that in all other respects, any such policy or policies shall comply with the other provisions of this Lease. In any such case it shall not be necessary to deliver the original of any such blanket policy to Lessor, but Lessor shall be furnished with a certificate or duplicate of such policy acceptable to Lessor, certified by the applicable insurance company.

                                   ARTICLE 13

                     Lessor Not Liable for Injury or Damage

         Section 13.1. During the entire Demised Term hereof Lessee shall be deemed to be in exclusive control and possession of the Demised Premises and those items set forth in Exhibit "B" attached hereto, and Lessor shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on or about the Demised Premises and in connection with those items set forth in Exhibit "B" attached hereto, nor for any injury or damage to the Demised Premises or those items set forth on Exhibit "B" attached hereto, nor to any property of Lessee, or of any other person except for injury or damage caused by the negligence of Lessor or by Lessor's breach of this Lease. The provisions hereof in Article 7 permitting Lessor to enter and inspect the Demised Premises are made solely for the purpose of enabling Lessor to become informed as to whether or not Lessee is complying with the agreements, terms, covenants and conditions hereof.

         Section 13.2. Lessor shall not be liable for any injury or damage to any person or property in or about the Demised Premises, whether belonging to Lessee or any other person, caused by any fire, breakage, leakage, defect (latent or otherwise) or bad condition in any part or portion of the Demised Premises, or from water, rain or snow that may leak into, issue or flow from any part of the Demised Premises from the drains, pipes, or plumbing work of the same, or from any place or quarter, unless such breakage, leakage, defect or bad condition, injury or damage, may be caused by or result from the negligence of Lessor or from a breach of this Lease by Lessor.

         Section 13.3. In addition to any other indemnities to Lessor specifically provided for in this Lease, Lessee agrees to protect, defend, indemnify and save harmless Lessor against and from any and all claims by or on behalf of any person arising from the operation, conduct or management of, or from any work or thing whatsoever done in or on the Demised Premises and will further protect, defend, indemnify and save Lessor harmless against and from any and all claims arising during the Demised Term from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed, pursuant to the terms of this Lease, and from and against all costs, expenses and liabilities incurred in or about any such claim or action or proceedings brought thereon; and in case any action or proceeding may be brought against Lessor by reason of any such claims, Lessee upon notice from Lessor covenants to resist or defend such action or proceeding by and through counsel reasonably satisfactory to Lessor. To the extent that insurance procured by Lessee in accordance with the provisions of this/Lease shall protect, indemnify and save harmless Lessor, the provisions of this Section 13.3 shall impose no additional obligation upon Lessee.

                                   ARTICLE 14

                                   Mortgages

         Section 14.1. Lessee may, without the requirement of any notice to or approval by Lessor or any mortgagee of Lessor, encumber the leasehold created hereby by mortgage; provided that no leasehold mortgaging by Lessee shall affect the primary liability of Lessee for the keeping and performance of all of its covenants hereunder including, but not limited to, the prompt and due payment of rent and additional rent. In the event of such leasehold mortgaging by Lessee, Lessor agrees, after receipt of a written request from a leasehold mortgagee, to send copies of all notices to Lessee required or permitted hereunder to the leasehold mortgagee, and further to permit the leasehold mortgagee to take any curative action on the part of Lessee to be paid or performed hereunder and to accept such curative action, provided the same is accomplished within the applicable time periods required by this Lease.

         Section 14.2. Lessor may encumber by mortgage its underlying fee simple interest in the Demised Premises, subject to the rights of Lessee hereunder which are and shall remain prior to and senior to any such mortgage to the extent that a foreclosure of any such mortgage shall not operate to extinguish this Lease or the rights of Lessee under this Lease; and any such mortgage shall expressly obligate the mortgagee have under this Lease and otherwise, to apply as an offset against the next due installment or installments' of rent which would otherwise be due and payable to Lessor, all monies paid in connection therewith plus the reasonable cost of any other action taken with respect thereto, plus interest thereon at the rate of nine (9%) per cent per annum and including date or dates of expenditure or action taken through and including the date or dates of full reimbursement thereof by Lessor or full reimbursement by means of rental offset.

         Section 14.4. Lessor shall not be obligated to subordinate to, or Join in, or otherwise encumber or affect its underlying fee simple interest in Demised Premises, with respect to any mortgage or mortgages placed by Lessee on the leasehold created hereby.

                                   ARTICLE 15

                             Destruction or Damage

         Section 15.1. If during the Demised Term, a substantial portion or all of the Demised Premises or improvements thereon shall be destroyed or damaged by fire or by any other cause of whatsoever nature, Lessee shall restore, rebuild or repair the items destroyed in the event the destruction or damage occurs on or before September 30, 1996. In the event such destruction or damage occurs subsequent to September 30, 1996, then in such event Lessee may at Lessee's option elect not to so restore, rebuild or repair; provided, however, should Lessee elect not to restore or rebuild or repair as aforesaid, then in such event Lessee shall at its sole cost and expense raze and remove all such destroyed or damaged improvements from the Demised

Premises, not including any foundations thereof, and remove all rubble, materials and debris therefrom. "Substantial portion" for purposes of this Lease shall mean so much of Demised Premises as to render them unusable by Lessee in a commercially reasonable manner.

         Section 15.2. Lessee covenants and agrees to effect the necessary repair, rebuilding or restoration promptly within a reasonable time, all items or improvements affected to be of no less similar size and value, and of no less similar design and quality of workmanship as existed immediately prior to the destruction or damage.

         Section 15.3. If during any portion of the Demised Term less than a substantial portion of the Demised Premises shall be destroyed or damaged by fire or by any other cause of whatsoever nature, Lessee shall restore, rebuild or repair the items destroyed, promptly within a reasonable time in accordance with the standards set forth in Section 15.2.

         Section 15.4. Lessee agrees to apply any insurance proceeds received by Lessee by reason of insurance carried pursuant to Article 12 for the purpose of restoration, rebuilding or repair required by this Article 15. In the event of restoration, rebuilding or repair by Lessee pursuant to this Article 15, Lessor agrees that any insurance proceeds received by Lessor by reason of insurance carried pursuant to Article 12 shall be held in escrow with a third party agreeable to Lessor and Lessee for the benefit of Lessee to be applied toward the restoration, rebuilding or repair. In the event the restoration, rebuilding or repair work requires more than one month to complete, the escrow agent shall pay to Lessee, upon request of Lessee, no less than once per month, a portion of the insurance monies in an amount of no less than the costs incurred by Lessee during the previous month, such costs to be certified by Lessee's architect. The entire balance of the insurance monies so held shall be paid to Lessee at the time of completion of the work.

         Section 15.5. in the event of destruction or damage which is not restored, rebuilt or repaired by reason of Lessee's election not to do so, other than by reason of the retention of insurance proceeds by Lessor's mortgagee as set forth in Section 15.8, any insurance proceeds received by Lessor by reason of insurance in favor of Lessor pursuant to Article 12 shall remain the property of Lessor free of any claim or claims by Lessee thereto. Excess insurance proceeds received for the restoration, rebuilding or repair of less than a substantial portion of Demised Premises, if any, shall be the property of Lessee.

         Section 15.6. During such time or times, if any, that Demised Premises are rendered unusable by Lessee as a site for an automobile dealership (including, without limitation, an automobile showroom and a servicing department) as determined solely by Lessee in accordance with the normal standards for the operation of such a business, by reason of such damage or destruction, the rent provided in Article 3 shall abate until the same have been rendered so unusable by Lessee. During such time or times, if any, that Demised Premises have been damaged or destroyed in part so as not to interfere with Lessee's use of Demised Premises as aforesaid, the rent provided in
Article 3 shall be reduced by an amount reasonably agreed upon by Lessor and Lessee until the time of restoration or repair of the partial destruction or damage.

         Section 15.7. In the event Lessee elects not to restore, rebuild or repair in accordance with Lessee's option contained in Section 15.1, then in such event this Lease shall terminate as of the date of Lessee's notice to Lessor of the aforesaid election.

         Section 15.8. Lessee's obligations to repair, rebuild or restore, and Lessor's obligations to make insurance proceeds available therefor, under the provisions of this Article 15, are expressly made subject to the agreement by Lessor's mortgagee to make all applicable insurance proceeds available for the repair, rebuilding or restoration work. In the event Lessor's mortgagee fails to make all applicable insurance proceeds so available, then in such event Lessee, at Lessee's option, may declare this Lease terminated and of no further force or effect. Under absolutely no circumstances shall Lessee be required hereunder, without Lessee's consent, to effect any repair, rebuilding or restoration work absent the application of all available insurance proceeds to the work without restriction or interference by Lessor or Lessor's mortgagee. If the insurance proceeds exceed the balance of the aforesaid indebtedness from Lessor to Lessor's mortgagee, and in the events (a) Lessor's mortgagee, under the terms of its mortgage, elects to apply a portion of the insurance proceeds to the payment of the indebtedness, and (b) Lessee elects not to repair, restore, or rebuild in accordance with this Section 15.8, resulting in the termination of this Lease, then in such two events the aforesaid excess insurance proceeds shall be the property of Lessee and shall be paid to Lessee.

                                  ARTICLE 16

                                Eminent Domain

         Section 16.1. In the event the Demised Premises shall be taken by or pursuant to any governmental authority or through the exercise of the right of eminent domain, Lessor and Lessee shall Join and cooperate in resisting such proceeding if such resistance is feasible and desirable to Lessor and Lessee, and if it is not, shall join and cooperate in prosecuting their respective claims for damages incurred from the successful exercise of such right or proceeding. Lessee reserves unto itself all damages awarded which are based upon its leasehold interest and ownership of trade fixtures, signs, inventory, equipment, and interruption of business. Lessor reserves unto itself all damages awarded which are based upon its underlying fee simple title in the Demised Premises and Lessor's interest in this Lease. In the event that under applicable law a single condemnation award is made for the taking of the Demised Premises, the award shall belong to the Lessor except that Lessee shall receive from the award the total of (1) a sum attributable to Lessee's improvements or alterations made to Demised Premises by Lessee in accordance with this Lease, which improvements or alterations Lessee has the right to remove from Demised Premises pursuant to this Lease but elects not to remove;
(2) a sum attributable to any excess of the market value of Demised Premises (exclusive of Lessee's improvements or alterations for which Lessee is compensated under this section) for the remainder of the Demised Term, over the present value on date of taking of the monthly rent payable under Section 3.1 for the remainder of the Demised Term; and (3) a sum attributable to that portion of the award constituting severance damages for the restoration of Demised Premises.

         Section 16.2. If the whole of the Demised Premises shall be taken or condemned by any competent authority for any public use or purpose, or so much thereof so that Lessee is prevented from using the Demised Premises as set forth in Section 15.6, during the Demised Term, all obligations of the Lessee under this Lease shall cease upon the date of the taking and any unearned rent paid by Lessee shall be refunded by Lessor to Lessee.

         Section 16.3. In the event a portion of the Demised Premises shall be taken or condemned by any competent authority for any public use or purpose during the Demised Term which taking or condemnation shall not interfere with Lessee's use of the Demised Premises as set forth in Section 15.6, then, in such event, the rent provided in Article 3 shall be reduced by an amount reasonably agreed upon by Lessor and Lessee by reason of such partial taking or condemnation.

                                   ARTICLE 17

                              Lessee's Certificate

         Section 17.1. Lessee shall, without charge, at any time and from time to time, within fifteen (15) calendar days after request by Lessor, deliver a written instrument to Lessor or any other person, firm or corporation specified by Lessor duly executed and acknowledged, certifying:

         (a) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect and stating any such modification;

         (b) whether the Lessor is in default under the Lease, and if so, specifying the nature of the default;

         (c) whether there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Lease and any modifications thereof upon the part of Lessee to be performed or complied with, and, if so, specifying the same; and

         (d) the dates to which the rent, additional rent and other charges hereunder have been paid.

Such certificate shall, and Lessee so acknowledges, be deemed to remain current (but not more than 30 days after its date) and unchanged unless the party to which it is addressed receives telephonic or telegraphic notice to the contrary at a telephone number or address specified to Lessee by the party to which the certificate is addressed.

                                  ARTICLE 18

                              Lessor's Certificate

         Section 18.1. Lessor shall, without charge, at any time and from time to time, within fifteen (15) calendar days after request by Lessee, deliver a written instrument to Lessee or any other person, firm or corporation specified by Lessee, duly executed and acknowledged, certifying whether Lessee has or has not, as the case may be, faithfully and fully made all payments then and theretofore due to Lessor and whether Lessor knows or does not know, as the case may be, of any default by Lessee in the performance by Lessee of all agreements, terms, covenants and conditions on Lessee's part to be performed, and if Lessor does know of any default, specifying the same, and further certifying whether Lessor has made any assignment of Lessor's interest in this Lease.

Such certificate shall, and Lessor so acknowledges, be deemed to remain current (but not more than 30 days after its date) and unchanged unless the party to which it is addressed receives telephonic or telegraphic notice to the contrary at a telephone number or address specified to Lessor by the party to which the certificate is addressed.

                                   ARTICLE 19

                                   No Waiver

         Section 19.1. The failure of Lessor or Lessee to insist upon strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that said party may have against the other and shall not be deemed a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions. A receipt by Lessor of rent or any other payment or the acceptance by Lessor of performance by Lessee with knowledge of the breach of a term, covenant, condition, provision, or agreement of this Lease shall not be deemed a waiver of such breach. No waiver by either Lessor or Lessee of a term, covenant, condition, provision, or agreement under this Lease shall be deemed to have been made unless expressed in writing and signed by the waiving party.

                                   ARTICLE 20

                                    Notices

         Section 20.1. Whenever it is provided herein that notice, demand, request or other communication shall or may be given to, or served upon, either of the parties by the other, and whenever either of the parties shall desire to give or serve upon the other any notice, demand, request or other communication with respect hereto or the Demised Premises, each such notice, demand, request or other communication shall be in writing and, any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless the same shall be given or served as follows:

         (a) If given or served by Lessor, by personal delivery or by mailing the same in the United States Postal System to Lessee by registered or certified mail, return receipt requested, postage prepaid, addressed to Lessee, at 390 Spring Street, N.W., Atlanta, Georgia 30308, or at such other address or addresses as Lessee may from time to time designate by like notice given to Lessor;

         (b) if given or served by Lessee, by personal delivery or by mailing the same in the United States Postal System to Lessor by registered or certified mail, return receipt requested, postage prepaid, addressed at 2150 Cobb Parkway South, Smyrna Georgia 30080, or at such other address or addresses as Lessor may from time to time designate by like notice given to Lessee.

         Every notice, demand, request or other communication hereunder shall be deemed to have been given or served four (4) calendar days subsequent to the day the same shall have been deposited in the United States Postal System as aforesaid, or upon the day of receipt of the same by the addressee; whichever shall be the earlier.

                                  Article 21

                                  End of Term

         Section 21.1. Except as herein otherwise provided, Lessee shall on the last day of the Demised Term, or upon the sooner termination of the Demised Term, peaceably and quietly surrender and deliver up to Lessor the Demised Premises, together with such improvements as may then be on the Demised Premises, the improvements to be clean and otherwise in the same condition as exists at the commencement of Demised Term or as exists upon the date of completion of construction thereof, as applicable (except for replacement of destruction or damage, then from time of completion of replacement pursuant to
Article 15) except only for reasonable wear and tear. Nothing in this Article, however, shall prohibit Lessee from exercising the right or obligation of removal of the items provided for in Article 6 hereof. Lessee covenants and agrees to repair any damage occasioned by Lessee's removal of items pursuant to this Lease.

         Section 21.2. Upon such termination all rent under this Lease, all taxes, tax deposits, water rents, rates and charges, sewer rents and other governmental impositions and charges, premiums on all insurance policies then in force and any other items payable as additional rent under this Lease shall be apportioned as of such termination.

                                   ARTICLE 22

                     Quiet Enjoyment; Additional Rights of Lessee

         Section 22.1. If and so long as Lessee shall pay the rent and additional rent reserved by this Lease and shall perform and observe all of the agreements, terms, covenants and conditions of this Lease on the part of the Lessee to be performed and observed hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Demised Premises for the term hereby granted as against Lessor and persons claiming by, through or under the Lessor.

         Section 22.2. Lessor represents that it is the owner of the underlying fee simple title to the Demised Premises; that it has the right to enter into this Lease; and that title to the Demised Premises is free and clear of all liens and encumbrances except for those matters set forth in Exhibit "C" attached hereto and by this reference made a part hereof.

                                   ARTICLE 23

                              Net, Net, Net Lease

         Section 23.1. This Lease Agreement shall be deemed and construed to be a "net, net, net lease" and, except as otherwise expressly provided, Lessor shall receive all rent and additional rent and all other payments hereunder to be made by Lessee free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature.

                                  ARTICLE 24

                               Entire Agreement

         Section 24.1. This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

                                   ARTICLE 25

                             Successors and Assign

         Section 25.1. The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, successors, sublessees and assigns, except as otherwise provided herein.

                                   ARTICLE 26

                           Use of Demised Premises

         Section 26.1. Lessee shall not make or suffer any illegal or offensive use of the Demised Premises or any part thereof and shall not cause or maintain, or suffer to be caused or maintained, any nuisance in, at, or on the Demised Premises or any part thereof. The Lessee will obey and, at its own expense, comply with all lawful requirements, rules, regulations, codes, directives, and ordinances of all legally constituted authorities existing at any time during the continuance of this Lease and in any way affecting the Demised Premises, the use and operation of the Demised Premises, or demolition, excavation, or construction being done on the Demised Premises. Lessee shall also, at its sole cost and expense, procure or cause to be procured any and all permits, licenses or other authorizations required for the lawful and proper use, occupation, and management of the Demised Premises.

                                   ARTICLE 27

                               Recording of Lease

         Section 27.1. Lessor and Lessee agree to execute, upon the request of either party, with the requisite formalities under Georgia law for the purpose of recording in the appropriate public records of Cobb County, Georgia, this Lease for the purpose of giving notice of the existence of this Lease and the rights of the parties hereto. The party requesting such recordation shall bear all costs in connection therewith.

                                   ARTICLE 28

                                 Miscellaneous

         Section 28.1 Lessor and Lessee acknowledge and agree that no realtor, broker or agent of any kind is a party to this Lease for any purpose including fee or commission rights as to any rent or additional rent to be paid hereunder. Lessor and Lessee each covenant and agree to indemnify and hold harmless the other party hereto from the payment of all commissions, claims and related expenses in connection with any realtor, broker or agent engaged by the indemnifying party, or through which indemnifying party any such claim may be made or asserted, in connection with the negotiating and procuring of this Lease.

         Section 28.2. No relationship as creditor and debtor between the parties is created or intended to be created by this Lease, the relationship between Lessor and Lessee to be solely that of lessor and lessee. No security agreements or financing statements under the Uniform Commercial Code or similar statute naming Lessee as a debtor or otherwise implying that a debtor-creditor relationship exists between Lessee and Lessor is authorized hereby or permitted hereunder, it being understood, however, that the parties do not intend the foregoing to prevent Lessor or Lessee from granting security interests in their respective interests in the Demised Premises to third parties.

         Section 28.3. In the event this Lease is modified at the request of and for the benefit of Lessee, all costs, expenses and charges incident to such modification, including without limitation reasonable counsel fees incurred by Lessor with respect thereto, shall be paid by Lessee. In the event this Lease is modified at the request of and for the benefit of Lessor, all costs, expenses and charges incident to such modification, including without limitation reasonable counsel fees incurred by Lessee with respect thereto, shall be paid by Lessor.

         Section 28.4. The specified remedies to which Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Lessor may be lawfully entitled in case of any breach or threatened breach by Lessee of any of the terms and provisions of this Lease. In addition to the other remedies to which Lessor may be entitled, Lessor shall be entitled to the restraint by injunction of the violation or attempted violation of any of the terms, covenants, conditions, provisions or agreements of this Lease.

         Section 28.5. This Lease can not be changed, modified, or discharged orally but only in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

         Section 28.6. Time is of the essence of this Lease.

         Section 28.7. The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease.

         Section 28.8. This Lease shall be enforced and construed under the laws of the State of Georgia.

                                   ARTICLE 29

                            Severability Provision

         Section 29.1. Should any term, condition or provision hereof be deemed or declared invalid or unenforceable by reason of any law or decision or governmental regulation of any kind or nature whatsoever, by court decree or otherwise, such invalidity or unenforceability shall not affect or impair the validity and enforceability of the remaining terms, conditions and provisions hereof.

                                   ARTICLE 30

                             Investment Tax Credit

         Section 30.1. Lessor and Lessee agree that all depreciable property investment tax credit with respect to the

Demised Premises and the operation thereof, under Section 38 of the United States Internal Revenue Code of 1954, as amended, and the rules and regulations promulgated pursuant thereto now or hereafter, and under any applicable state tax laws and regulations, shall belong to and inure to the benefit of Lessee. Lessee shall determine the property as to which the investment tax credit is applicable. Lessor agrees upon request of Lessee, at any time and from time to time, to execute written statements required under the aforesaid tax codes, laws and regulations in order to evidence and confirm the investment tax credit in Lessee and the property subject thereto.

         IN WITNESS WHEREOF the undersigned have hereunto set their hands and affixed their seals this 4th day of October, 1978.

                                   LESSOR:

                                   WINCO LTD., a Georgia limited
                                   partnership


                                   /s/ Walter M. Boomershine, Jr.      (SEAL)
As to Lessor, signed,              -----------------------------------
sealed and delivered               WALTER M. BOOMERSHINE, JR.
in the presence of:
                                   /S/ Winifred F. Boomershine         (SEAL)
/s/ John R. Parks                  ------------------------------------
------------------------------     MRS. WINIFRED F. BOOMERSHINE
Unofficial Witness                 Being the only general partners
                                   of Winco Ltd.

/s/ Eunice Harris
------------------------------
Notary Public


Notary Public Georgia State at Large
My Commission Expires Apr. 22, 1979

                                      LESSEE:

                                      BOOMERSHINE PONTIAC) INC., a
                                      Georgia Corporation


As to Lessee, signed,                 By: /s/
sealed and delivered                     -------------------------------------
in the presence of:                         Title:  Pres
                                                  ----------------------------

/s/ John R. Parks
---------------------------           Attest: /s/ Charles K. Yancey
Unofficial Witness                            --------------------------------

                                            Title:  Sec Treasurer
/s/ Eunice Harris                                  ---------------------------
----------------------------
Notary Public                                          [CORPORATE SEAL]

  Notary Public, Georgia State at Large
  My Commission Expires Apr.22, 1979

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 733 and 780, 17th District, 2nd Section, Cobb County, Georgia, being more particularly bounded and described as follows:

BEGINNING AT A POINT marked by a concrete monument on the southwestern margin of the right-of-way of U.S. 41 (having a right-of-way width of 200 feet), which point of beginning is located 689.92 feet southeasterly, as measured along the southwestern margin of the right-of-way of U.S. 41, from the intersection of the southwestern margin of the right-of-way of U.S. 41 with the southeastern margin of the right-of-way of the Smyrna-Roswell Road; THENCE south 37 degrees 25 minutes 38 seconds east along the southwestern margin of the right-of-way of U.S. 41 a distance of 394.63 feet to a point marked by an iron pin found; THENCE south 52 degrees 33 minutes 48 seconds west a distance of 1146.05 feet to a point marked by an iron pin found; THENCE north 28 degrees 53 minutes 38 seconds west a distance of 384.88 feet to a point marked by a concrete monument found; THENCE north 51 degrees 49 minutes 33 seconds east a distance of 1089. 03 feet to the POINT OF BEGINNING; being as shown and delineated on plat of survey for Star Pontiac prepared by Paul E. Lee, Georgia Registered Land Surveyor with Ross/Lee Consulting Engineers, dated August 4, 1977, as last revised June 30, 1978, and containing 9.94 acres according to the aforesaid plat.


                                   LAND LOT

                    17th District  780 parcels         2 & 5

                              17780-2}
                              17780-5}  in City of Marietta




                                  EXHIBIT "A"

1. Outside lighting

2. 48-inch exhaust fan

3. 32 tiedowns in body shop

4. fence

5. heavy duty paving



                                   EXHIBIT B

1.       The lien of ad valorem taxes for the years 1977 and 1978.

2. A 175 foot Georgia Power Company easement as set forth in that easement from F. A. Hargrove to Georgia Railway & Power Company dated April 19, 1912, recorded in Deed Book 00, page 733, Cobb County, Georgia records and in the easement to Georgia Railway & Power Company at Deed Book PP page 435, aforesaid records (as shown on that plat of survey for Star Pontiac dated August 4, 1977, by Paul C. Lee, registered Surveyor).

3. Usual ancillary easements contained in the Right-of-Way Deed from John H. Hancock Mutual Life Insurance Company to State Highway Board of Georgia, dated September 18, 1934, filed September 28, 1935, recorded in Deed Book 118, page 229, aforesaid records.

4. Drainage easements contained in right-of-way deeds at Deed Book 102, page 376 and Deed Book 102, page 396, aforesaid records

5. Easement to Georgia Power Company at Deed Book 132, page 380, aforesaid records.

6. Easement to Southern Bell at Deed Book 105, page 52, aforesaid records.

7. Right of Georgia Power Company to maintain transmission line as set forth in deeds at Deed Book 139, page 480,; Deed Book 145, page 63; Deed Book 178, page 320; Deed Book 180, page 396; Deed Book 197, page 515; and Deed Book 196, page 384, aforesaid records.

8. Easement from Berry Grant, Harriet Grant, (Mrs.) Hattie T. Grant, Attorney-in-Fact for Bryan M. Grant, Jr. to Georgia Power Company, dated September 17, 1942, filed September 25, 1942, recorded in Deed Book 148, page 190, aforesaid records.

9. Right of southern Bell to maintain easement as set forth in deed at peed Book 196, page 384, aforesaid records.

10. Rights of Boomershine Pontiac, Inc. as lessee under that certain Lease Agreement made as of September 16, 1978 and executed October 4, 1978 by and between Winco Ltd., as Lessor, and Boomershine Pontiac, Inc. as Lessee.

11. Plat of survey for Star Pontiac dated August 4, 1977, by Paul C. Lee; Registered Surveyor shows a branch traversing subject property in a northerly-southerly direction.



                                  EXHIBIT "C"